Exhibit 99.1

FOR IMMEDIATE RELEASE	AUGUST 7, 2006

MAIR HOLDINGS, INC. REPORTS FISCAL 2007 FIRST QUARTER RESULTS

Minneapolis/St. Paul – (August 7, 2006) – MAIR Holdings, Inc. (the “Company”) (NASDAQ: MAIR) today reported a net loss of $2.5 million, or $0.12 per diluted share, for the first quarter ended June 30, 2006 compared to net income of $1.2 million, or $0.06 per share, during the same quarter a year ago.

The Company’s $2.5 million net loss in the first quarter of fiscal 2007 was primarily the result of additional expenses the Company recorded in connection with Mesaba Aviation, Inc.’s (“Mesaba”) bankruptcy and a $0.7 million net loss at Big Sky Transportation Co. (“Big Sky”).

“The Company’s financial results for the first quarter of fiscal 2007 reflect the ongoing expenses associated with Mesaba’s bankruptcy,” said Paul F. Foley, MAIR’s president and chief executive officer.  “While Big Sky’s financial results improved year-over-year, increased fuel expenses have affected its efforts to reach breakeven results. Meanwhile, MAIR continues to explore opportunities to diversify within and outside the airline industry.”

As previously disclosed, Mesaba voluntarily filed for Chapter 11 bankruptcy protection on October 13, 2005, and MAIR deconsolidated Mesaba’s financial results effective with the date of Mesaba’s bankruptcy. As a result, Mesaba’s financial results have been removed from the Company’s condensed consolidated balance sheet, statements of operations and statements of cash flows since October 13, 2005. Because Mesaba is projecting significant losses in fiscal 2007, MAIR did not record the equity income of Mesaba at June 30, 2006.

Mesaba reported an operating loss of $1.6 million for the first quarter of fiscal 2007 compared to an operating loss of $0.1 million for the first quarter of fiscal 2006 due to the reduction of its fleet by 19 Avros and 13 Saabs year-over-year. Mesaba also reported net income of $0.1 million in the first quarter of both fiscal 2007 and 2006. Net income in fiscal 2007 was primarily the result of a $1.8 million credit to reorganization items due to the reversal of $5.2 million for maintenance associated with returned Avro aircraft.

Quarterly Conference Call

MAIR Holdings will conduct a live webcast to discuss its first quarter results today, August 7th, at 8:30 A.M. (central time). The webcast will be available through the MAIR’s web site at www.mairholdings.com under the “Investor” link.

About the Company

MAIR’s primary business units are its regional airline subsidiary, Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary, Big Sky Transportation Co., d/b/a Big Sky Airlines. MAIR is traded under the symbol MAIR on the NASDAQ National

Market. More information about MAIR is available on the Internet at www.mairholdings.com.

Mesaba operates as a Northwest Jet Airlink and Airlink partner under an airline service agreement with Northwest Airlines. Mesaba serves 99 cities in the United States and Canada from Northwest’s and Mesaba’s three major hubs: Detroit, Minneapolis/St. Paul and Memphis. Mesaba operates an advanced fleet of regional jet and jet-prop aircraft, consisting of the 69 passenger Avro RJ85, the 30-34 passenger Saab SF340 and the 50 passenger Canadair Regional Jet. Mesaba filed for Chapter 11 bankruptcy protection on October 13, 2005 and continues to operate as a debtor-in-possession. Mesaba maintains a web site at www.mesaba.com.

Big Sky currently serves 22 communities in Montana, Colorado, Idaho, Oregon, Washington and Wyoming with a fleet of 19 passenger Beechcraft 1900D aircraft. Big Sky is based in Billings, Montana and has codeshare agreements with Northwest Airlines, Alaska Airlines, Horizon Air and America West Airlines which allows customers the convenience of traveling with one ticket, through baggage checking and economical through fares, to destinations throughout the world. Big Sky is a provider of air service under the Essential Air Service program administered by the Department of Transportation. Big Sky maintains a web site at www.bigskyair.com.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual developments will be those anticipated by MAIR. Actual results could differ materially from those projected because of a number of factors, some of which MAIR cannot predict or control. For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors’ in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

Note to Editors: Summary financial and operating information follows.

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Media Contact:	Jon Austin - 612-573-3157
Investor Contact:	Bob Weil - 612-333-0021

MAIR Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	Quarter Ended
	June 30
		As Restated
	2006 (1)	2005 (2)
Operating revenues:
Passenger	$3,680	$103,783
Freight and other	2,363	10,900
Total operating revenues	6,043	114,683
Operating expenses:
Wages and benefits	2,472	39,388
Aircraft fuel	1,451	958
Aircraft maintenance	911	22,771
Aircraft rents	453	25,665
Landing fees	95	2,620
Insurance and taxes	675	1,893
Depreciation and amortization	178	3,802
Administrative and other	3,602	18,504
Total operating expenses	9,837	115,601

Operating loss	(3,794)	(918)

Nonoperating income (expense):
Other nonoperating income, net	1,300	2,796
(Loss) income before income taxes	(2,494)	1,878

Equity in income (loss) of Mesaba	—	—

Provision for income taxes	—	(676)
Net (loss) income	$(2,494)	$1,202

(Loss) earnings per common share - basic	$(0.12)	$0.06
(Loss) earnings per common share - diluted	$(0.12)	$0.06

Weighted average shares outstanding - basic	20,592	20,574
Weighted average shares outstanding - diluted	20,592	21,194

MAIR Holdings, Inc

Condensed Consolidated Balance Sheets

(unaudited - in thousands)

	June 30	March 31
	2006 (1)	2006 (1)
Assets:
Cash and cash equivalents	$25,294	$47,135
Short-term investments	50,161	44,117
Other current assets	6,841	7,184
Net property and equipment	1,436	1,423
Long-term investments	19,413	19,484
Other assets, net	15,610	2,599
Total assets	$118,755	$121,942

Liabilities and Shareholders’ Equity:
Current liabilities	$11,925	$12,571
Other liabilities and deferred credits	714	772
Shareholders’ equity	106,116	108,599
Total liabilities and shareholders’ equity	$118,755	$121,942

(1) Fiscal 2007 amounts and fiscal 2006 balance sheet reflect the deconsolidation of Mesaba’s financial results effective October 13, 2005.

(2) Fiscal 2006 amounts have been restated to reflect corrections related to the presentation of certain reimbursable pass-through costs at Mesaba, primarily fuel.

Mesaba Aviation, Inc.

Condensed Statements of Operations

(unaudited - in thousands)

	Quarter Ended June 30
	2006	As Restated 2005 (1)	Favorable (Unfavorable)
Operating revenues:
Passenger	$75,499	$101,280
Freight and other	7,941	8,863
Total operating revenues	83,440	110,143	-24.2%
Operating expenses:
Wages and benefits	33,489	37,291
Aircraft maintenance	15,377	22,053
Aircraft rents	17,405	25,236
Landing fees	2,163	2,547
Insurance and taxes	1,097	1,667
Depreciation and amortization	2,554	3,578
Administrative and other	12,990	17,901
Total operating expenses	85,075	110,273	22.9%

Operating loss	(1,635)	(130)	NM

Nonoperating income (expense):
Interest income and other	400	204
Reorganization items, net	1,828	—
Income before income taxes and cumulative effect of change in accounting principle	593	74	NM

Provision for income taxes	—	(16)

Income before cumulative effect of change in accounting principle	593	58

Cumulative effect of change in accounting principle	(507)	—
Net income	$86	$58	-48.3%

(1) Fiscal 2006 amounts have been restated to reflect corrections related to the presentation of certain reimbursable pass-through costs at Mesaba, primarily fuel.

Mesaba Avaiation, Inc.

Condensed Balance Sheets

(unaudited - in thousands)

	June 30 2006	March 31 2006
Assets:
Cash and cash equivalents	$19,420	$20,718
Short-term investments	4,126	3,262
Other current assets	51,020	54,304
Net property and equipment	29,947	32,532
Long-term investments	5,755	6,886
Other assets, net	809	739
Total assets	$111,077	$118,441

Liabilities and Shareholder’s Equity:
Current liabilities	$47,034	$52,984
Other liabilities and deferred credits	1,921	2,547
Liabilities subject to compromise	59,098	59,973
Shareholder’s equity	3,024	2,937
Total liabilities and shareholder’s equity	$111,077	$118,441

MAIR Holdings, Inc.

Selected Operating Statistics By Operating Entity

(unaudited)

	Quarter Ended June 30
	2006	2005	Favorable (Unfavorable)

Mesaba Aviation, Inc.
Passengers	1,137,409	1,501,045	-24.2%
ASMs (000s)	506,136	766,019	-33.9%
RPMs (000s	365,927	514,810	-28.9%
Load Factor	72.3%	67.2%	5.1	pts
Departures	39,940	53,037	-24.7%
Revenue per ASM (cents)	16.5	14.4	14.6%
Cost per ASM (cents)	16.8	14.4	-16.3%

Big Sky Transportation Co.
Passengers	29,569	26,227	12.7%
ASMs (000s)	22,185	17,139	29.4%
RPMs (000s	8,382	7,500	11.8%
Load Factor	37.8%	43.8%	-6.0	pts
Departures	5,965	5,033	18.5%
Revenue per ASM (cents)	27.2	26.5	2.6%
Cost per ASM (cents)	30.0	31.3	4.2%